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                                                                     EXHIBIT 3.4


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                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

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     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY
CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
CORRECTION OF "SOLUTIONSAMERICA, INC.", FILED IN THIS OFFICE ON THE
TWENTY-THIRD DAY OF JUNE, A.D. 2000, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.




                                        /s/ EDWARD J. FREEL
[SEAL OF OFFICE OF THE SECRETARY         ---------------------------------------
      OF STATE, DELAWARE]               Edward J. Freel, Secretary of State


                                        AUTHENTICATION:     0523118
                                                  DATE:     06-26-00

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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/23/2000
                                                          001320840 - 3056948


                          CERTIFICATE OF CORRECTION OF

                          CERTIFICATE OF AMENDMENT OF

                             SOLUTIONSAMERICA, INC.

     Pursuant to Section 103(e) of the Delaware General Corporation Law

     I, the undersigned, being the Officer of SolutionsAmerica, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

     RESOLVED, that in the Certificate of Amendment of this corporation, filed with the Delaware Secretary of State on June 16, 2000,

     Article Fourth should be corrected by changing it to read as follows:

     "FOURTH: The total number of shares of stock that the corporation is authorized to issue is fifty-one million (51,000,000) shares consisting of fifty million (50,000,000) shares of common stock having a par value of $.0001 per share, and one million (1,000,000) shares of preferred stock having a par value of $.0001 per share. Upon the amendment of this article to read as hereinabove set forth, each outstanding share of common stock is split up and converted into 4.11623325 shares of common stock."

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 22 day of June, 2000.


                                            /s/ GARY HOROWITZ
                                            ------------------------------------
                                            Gary Horowitz, President